UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Leader Capital Holdings Corp

(Exact name of registrant as specified in its charter)

Date: January 8, 2018

Nevada	7371	37- 1853394
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Rm. 3, 9F., No.910, Sec. 2, Taiwan Blvd., Xitun Dist., Taichung City 407, Taiwan (R.O.C.)

  Issuer's telephone number: +886-4-23138178

Issuer’s email: leadercapitalus@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	7,015,395	$0.50	$3,507,697.50	$436.71

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Leader Capital Holdings Corp

7,015,395 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Leader Capital Holdings Corp. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares, and there can be no assurances that a market maker will agree to apply to make a market in our common stock.

In this public offering we, “Leader Capital Holdings Corp” are offering 3,000,000 shares of our common stock and our selling shareholders are offering 4,015,395 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Lin Yi-Hsiu. Mr. Lin is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 3,000,000 shares being offered herein by the Company. Mr. Lin will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.50 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.50 for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Our Chief Executive Officer, Lin Yi-Hsiu, owns and controls First Leader Capital Ltd., and CPN Investment Ltd. Collectively, amongst the aforementioned entities and himself, Mr. Lin, owns and controls approximately 86.14% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein of Lin Yi-Hsiu, First Leader Capital Ltd., and CPN Investment Ltd. and those shares being offered on behalf of the company are sold, the aforementioned parties will collectively own and control approximately 80.79% of our common stock.

The Company estimates the costs of this offering at approximately $37,500. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through October 31, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as  underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is __________________.

PROSPECTUS SUMMARY

In this Prospectus, “Leader Capital Holdings Corp.,” “the “Company,” “Leader Capital,” ‘“we,” ‘‘us,’’ and ‘‘our,’’ refer to Leader Capital Holdings Corp, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending August 31 st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Leader Capital Holdings Corp, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on March 22, 2017.

We, Leader Capital Holdings Corp (“the Company”), are an early stage FinTech company that, through our wholly owned subsidiary, acts as the service provider of the mobile application investment platform JFB.

The Company’s executive offices are located at Rm. 3, 9F., No.910, Sec. 2, Taiwan Blvd.,Xitun Dist., Taichung City 407, Taiwan (R.O.C.).

We believe we need to raise $1,500,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 3,000,000 shares of our common stock and intend to use the proceeds from this offering for APP software development, IT support, hiring additional staff, marketing, legal fees, and operating costs.

There is uncertainty that we will be able to sell any of the 3,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $37,500 are being paid for by the Company. The maximum proceeds to us from this offering ($1,500,000) will satisfy our basic subsistence level, cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($2,250,000) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($750,000) will sustain us for up to 6 months, and 25% of the proceeds ($375,000) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

We believe that if we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 102,275,395 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 7,015,395 shares. These shares represent 3,000,000 additional shares of common stock to be issued by us and 4,015,395 shares of common stock by our selling stockholders. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.50 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.50 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company.

Our Chief Executive Officer, Lin Yi-Hsiu, owns and controls First Leader Capital Ltd., and CPN Investment Ltd. Collectively, amongst the aforementioned entities and himself, Mr. Lin, owns and controls approximately 86.14% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein of Lin Yi-Hsiu, First Leader Capital Ltd., and CPN Investment Ltd. and those shares being offered on behalf of the company are sold, the aforementioned parties will collectively own and control approximately 80.79% of our common stock.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

3,000,000 shares of common stock, at a fixed price of $0.50 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	4,015,395 shares of common stock, at a fixed price of $0.50 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.50 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	102,275,395 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	105,275,395 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.50.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.50 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for APP software development, IT support, hiring employees, marketing expenses, operating costs and legal and audit fees.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 7,015,395 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Lin Yi-Hsiu will sell the 3,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $37,500.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

If we fail to convince individuals/sales teams to use the ‘JFB’ application, our business plan may fail.

The risk of failing to convince insurance brokers, real estate brokers, various sales teams, or security broker sales teams may result in the failure of our business plan. Many individuals and/or sales teams may not join the JFB application because there is no certainty that our business will succeed. Currently, we do not have any formal arrangements with trust companies, or any other companies, to utilize our application.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we fail to meet customer expectations we may be negatively affected.

The risk of not meeting our customers’ expectations may result in a failure to increase or secure our market share. Our customers may not be satisfied with the mobile application and services we intend to deliver, therefore there is a chance that they will choose services offered by our competitors. This may result in decreased revenue and a decreased market share.

At present, the Company has conducted very minimal operations, and there can be no assurances that our planned operations will succeed.

Currently, the operations of our wholly owned subsidiary have been limited to acquisition and development of our application. There can be no assurances, or guarantees, that our efforts to further develop our JFB application will succeed or that we will be able to successfully market the JFB application. In the event that we cannot successfully complete our business objective you may lose all, or part, of your investments.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The FinTech industry in which we operate is subject to intense competition. We compete against FinTech corporations which comparable services and operations, have an extensive operating history, have greater revenue and resources, amongst other advantages. If we cannot compete effectively we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

The FinTech industry demands the use of sophisticated technology and systems. The development and maintenance of these technologies may require significant capital. We cannot assure you that as various systems and technologies become outdated or new technology is required, we will be able to replace or introduce them as quickly as our competition or in a cost-effective and timely manner. We also cannot assure you that we will achieve the benefits we may have been anticipating from any new technology or systems that we release in the future. If we are unable to provide enhancements to our current or future systems or keep pace with rapid technological developments, our business could be adversely affected.

We are subject to product development risks which could result in delays and additional costs, and we must adapt to changes in software technologies.

We depend on our third-party software developers to develop and enhance the software in the future. If our third-party developers experience unanticipated development delays or financial difficulties, we may need additional cost and time to find new developers. Additionally, in order to stay competitive, our third-party developer must anticipate and adapt to rapid technological changes affecting software development. Any inability to respond to technological advances and implement new technologies could render our products obsolete or less marketable. Further, the failure to pursue the development of new technology, platforms, or business models that obtain meaningful commercial success in a timely manner may negatively affect our business, resulting in increased production costs and more strenuous competition.

If we were to lose the services of Mr. Lin and Mr. Cheng we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key members of our management team, including Lin Yi-Hsiu and Cheng Shui Fung. Their leadership has played an integral role in our company. The loss of the key members of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our Principal executive offices are located in Taiwan and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Taiwan and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

A decline in general economic conditions could lead to reduced consumer traffic and could negatively impact our business operations and financial condition. A decline of this nature could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The number of users for the JFB application;

• Further development of the JFB application;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our Chief Executive Officer, Lin Yi-Hsiu, owns and controls First Leader Capital Ltd., and CPN Investment Ltd. Collectively, amongst the aforementioned entities and himself, Mr. Lin, owns and controls approximately 86.14% of the voting power of our outstanding capital stock.

After the offering, assuming all of the shares that are being registered herein of Lin Yi-Hsiu, First Leader Capital Ltd., and CPN Investment Ltd. and those shares being offered on behalf of the company are sold, the aforementioned parties will collectively own and control approximately 80.79% of our common stock. Collectively, Mr. Lin will have substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of Mr. Lin’s collective ownership in the Company he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Mr. Lin’s collective voting power may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that our officers and directors conduct outside business activities the attention and efforts of our officers and directors are not solely focused upon Leader Capital Holdings Corp.

While our officers and directors intend to devote as much time as necessary to the success and development of Leader Capital Holdings Corp, Mr. Lin in particular has outside interests that require a portion of his time every week. Currently Mr. Lin is prepared to dedicate 36 hours per week to the operations of Leader Capital Holdings Corp. Although we believe their time, resources, and effort to be allocated appropriately to allow for the Company’s future success, there can be no guarantee that their priorities will not shift in the future. In the event that their outside interests begin to take precedence over their positions in Leader Capital Holdings Corp the Company may not experience the growth and success that is anticipated. In this event either corrective action will have to be taken or, in a worst case scenario, investors could lose all or part of their investments.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Leader Capital Holdings Corp and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Mr. Lin will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest because Mr. Lin is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

Mr. Lin Yi-Hsiu is going to be selling shares on behalf of the Company in this offering. Mr. Lin will be able to simultaneously sell shares of stock for his own accord that are registered for resale pursuant to this offering. This conflict of interest could divert Mr. Lin’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected.

Our Chief Executive Officer, Lin Yi-Hsiu does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Lin does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Lin Yi-Hsiu, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is approximately $37,500. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $30,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

Stockholders may have limited access to information because we are not yet a reporting issuer and may not become one.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group LLC’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTCQB. We may consider pursuing a listing on the OTCQB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because we have 600,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

We are authorized to issue an aggregate of 600,000,000 shares of common stock, par value $.0001 per share, of which only 102,275,395 are currently issued and outstanding. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services and our platform. We intend to use the net proceeds for APP software development, IT support, hiring employees, marketing expenses, operating costs and legal and audit fees. Even if we generate material revenues, we currently plan to seek additional capital following this offering.  No assurance can be given that any source of additional cash will be available to us. If no source of additional cash is available to us, we may have to significantly reduce the scope of our operations.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

LEADER CAPITAL HOLDINGS CORP.

CONSOLIDATED BALANCE SHEET AS OF AUGUST 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

As of August 31, 2017
(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$394,096
Subscription receivable	20,080
TOTAL CURRENT ASSETS	414,176

NON-CURRENT ASSETS
Intangible assets	29,500
TOTAL ASSETS	$443,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Due to related company	$20,000

TOTAL LIABILITIES	20,000

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001; Authorized: 200,000,000 None issued and outstanding	-
Common stock – Par value $ 0.0001; Authorized: 600,000,000 Issued and outstanding: 102,275,395 shares as of August 31, 2017	10,228
Additional paid-in capital	434,861
Accumulated deficit	(21,413)
TOTAL STOCKHOLDERS’ EQUITY	423,676

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$443,676

LEADER CAPITAL HOLDINGS CORP.

CONSOLIDATED STATEMENT OF OPERATION

FROM MARCH 22, 2017 (DATE OF INCEPTION) TO AUGUST 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From March 22, 2017 (Date of inception) to August 31, 2017
REVENUE	$-

COST OF REVENUE	-

GROSS PROFIT	-

GENERAL AND ADMINISTRATIVE EXPENSES	(21,413)

LOSS BEFORE INCOME TAX	(21,413)

INCOME TAX PROVISION	-

NET LOSS	$(21,413)

Net loss per share- Basic and diluted	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	47,743,316

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash and cash equivalents balance is $394,096 as of August 31, 2017. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to implement our plan of operations for the next twelve-month period, we require further funding.

Results of operations for the period ended August 31, 2017

General and Administrative Expenses

From March 22, 2017 to August 31, 2017 we have had general and administrative expenses in the amount of $21,413, which were mainly related to the Company’s incorporation fees, trademark application fee and bank charges.

Net Loss

We recorded a net loss of $21,413 as a result of our aforementioned general and administrative expenses.

Liquidity and Capital Resources

Cash Used In Operating Activities

From March 22, 2017 to August 31, 2017, net cash used in operating activities was $913. The cash used in operating activities was mainly for payment of general and administrative expenses.

Cash Used in Investing Activities

From March 22, 2017 to August 31, 2017, net cash used in investing activities was $30,000. The cash used in investing activities was solely for the purchase of intangible assets.

Cash Provided From Financing Activities

From March 22, 2017 to August 31, 2017, net cash provided from financing activities was $425,009, which was mainly from issuance of shares and subscription receivable.

On March 22, 2017, Mr. Lin Yi-Hsiu purchased 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, for initial working capital of $10.

On June 16, 2017, the company issued 83,000,000, 5,000,000, 7,000,000 and 5,000,000 shares of restricted common stock to First Leader Capital Ltd., CPN Investment Ltd., Cheng Shui Fung and Greenpro Asia Strategic SPC respectively, each with a par value of $0.0001 per share, for additional working capital of $10,000.

In July, 2017 the Company sold shares to 22 shareholders, all of which reside in China, Hong Kong and Taiwan. A total of 1,474,995 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $294,999. The proceeds will be used as working capital.

In August, 2017 the Company sold shares to 8 shareholders, all of which reside in China, Hong Kong and Taiwan. A total of 700,400 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $140,080. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Between three and six months following the completion of this offering the Company intends to begin efforts to grow awareness of our mobile application through advertising on various social media platforms, online advertising channels, blogs, and other media which we are currently exploring. This will be an ongoing process going forward. Additionally, the Company plans to hire up to twenty employees to build a sales team. On an ongoing basis the Company will continue to make efforts to upgrade and enhance the functions of the mobile application to cater to the needs of different clients/industries, including setting up an online payment method, online customer service and a more user-friendly base. Around twelve months after the completion of the offering, the Company plans to evaluate and modify the application based upon user feedback.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

FinTech Industry

The FinTech "revolution," or the merging of financial services with communications technology, reshapes finance by cutting costs and improving the quality of financial services, creating a more diverse and stable financial landscape. From payments to wealth management, to peer-to-peer lending to crowdfunding, a new generation of start-ups is emerging, with FinTech firms attracting $19 billion in investment in 2015 (up from $12 billion in 2013).

Several factors help explain FinTech’s emergence as a growth sector. The first is developments in technology, including social networks, big data analytics and mobile access. Electronic applications, marketplace funding models and people-based marketing are combining to give FinTech options an increasing advantage over traditional financial platforms. Faster payment networks reduce the time to move money between accounts from two to three days to seconds, and big data allows merchants to increase product sales by combining analytics and marketing to speed new products to market, improve service offerings, and make traditional processes more efficient and transparent.

Additionally, social networks facilitate referrals and create communities that lower customer acquisition costs, make possible lower account value marketplaces and facilitate the growth of the sharing economy. All of these developments are spurring innovation in the FinTech sector.

The second important FinTech driver is regulation. FinTech companies are benefitting from changes in the competitive and regulatory landscape after the 2008 financial crisis. Larger, more-established financial services providers, particularly banks, must comply with additional regulatory and capital requirements that are, at present, not required for FinTech companies. A lack of such requirements may make it cheaper or easier to provide particular services or reach certain market niches. All financial services companies, including FinTech companies, also benefit from strong consumer protections that help insulate consumers from fraudulent charges and identity theft.

The third factor driving FinTech’s growth is favourable demographics. Increasing mobile-first habits, the willingness of consumers to share experiences and the desire for very specific information to characterize the millennial demographic (roughly those between the age of 18 and 34). Millennials constitute a significant portion of the population in most countries. A 2014 survey on consumers and mobile financial services indicates that mobile banking use (among those that have both mobile phones and bank accounts) is 60 percent for those in the 18-to-29 age range and 54 percent for those in the 30-to-44 age. By comparison, only 13 percent of individuals age 60 or older reported having used mobile banking. Another survey found that the use of FinTech services is greatest among younger, wealthier customers. Early FinTech adopters tend to be younger, urban and higher-income customers.

Before smart phones and social networks, governments’ decisions on how to pay their transfer payments were already driving trends in the FinTech sector. Only 25 percent of developing countries process their cash transactions and social benefits electronically, yet 90 percent of governments see the need to improve the overall efficiency of their payment systems. The World Bank found that governments can save up to 75 percent by using electronic payment programs to eliminate the handling, transportation and distribution fees associated with cash-based payments and help eliminate the risk of fraud and theft. Electronic payments reduce corruption, increase accountability and are quicker in response to a natural disaster. Electronic payments also expand the consumer market, increase banking access to the unbanked, improve macroeconomic efficiency and encourage entrepreneurial activity.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Leader Capital Holdings Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on March 22, 2017.

On March 22, 2017, Mr. Lin Yi-Hsiu was appointed as Chief Executive Officer, President, Secretary, Treasurer and a member of our Board of Directors. Additionally, on June 6, 2016, the company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Lin for initial working capital of $10.

On June 16, 2017, the company issued 83,000,000, 5,000,000, 7,000,000 and 5,000,000 shares of restricted common stock to First Leader Capital Ltd., CPN Investment Ltd., Cheng Shui Fung and Greenpro Asia Strategic SPC respectively, each with par value of $0.0001 per share, for additional working capital of $10,000.

In July, 2017 the Company sold shares to 22 shareholders, all of which reside in China, Hong Kong and Taiwan. A total of 1,474,995 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $294,999. The proceeds will be used as working capital.

On August 14, 2017, Mr. Cheng Shui Fung was appointed as a member of our Board of Directors.

In August, 2017 the Company sold shares to 8 shareholders, all of which reside in China, Hong Kong and Taiwan. A total of 700,400 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $140,080. The proceeds will be used as working capital.

Overview

Leader Capital Holdings Corp. is a company that operates through its wholly owned subsidiary, Leader Financial Group Limited, a Seychelles Company. It should be noted that our wholly owned subsidiary, Leader Financial Group Limited owns 100% of JFB Internet Service Limited, a Hong Kong Company.

At this time, we operate exclusively through our wholly owned subsidiary and share the same business plan of our subsidiary which is to function as the service provider of an investment platform. JFB Internet Service Limited owns the JFB mobile application. JFB is a platform that connects investor with other financial service providers in an effort to sharpen operational efficiency and respond to customer demands for more innovative services. It is a ready-made application to meet generic needs of financial service providers, especially for trust companies and insurance companies. Some degree of customization can be added to brand the application to better suit the client’s requirements. The JFB application has completed development, but we may evaluate the possibility of improving the application as time goes on. Additionally, it should be noted that the Company has not yet generated any revenue, and we currently operate at a net loss.

In traditional investing, the investors have to screen and analyze financial information and economic data across time zones and regions. They have to gauge market sentiment in order to decide whether or not to invest and also struggle to handle rapid risk management decisions to manage losses as they cannot check their investment portfolio value in a timely manner. The JFB investment platform can help to resolve all of these problems.

JFB Application intends to, in the future, cooperate with trust companies and will help clients of these sales channels to review assets in their trust account at any time. The investors can use their trust accounts to purchase a wide range of investment products, including regulatory insurance policies and registered funds through the JFB Application. In this way, the JFB Application can reduce the workload of these sales channels. The investors can also use it to instruct their own trust accounts to make investments, without mailing and faxing, so that the investor can rapidly place investment orders ahead of others in an efficient way. The investment platform is a combination of traditional investment wisdom and advanced technology helping investors grasp investment opportunities ahead. Also, our innovative investment platform is well equipped with robust, comprehensive and real-time information.

The application is sleek and user-friendly and includes the following features:

1. Keep track of the user’s Investment portfolio

2. Show Insurance Policy details

3. Enable an investor to link virtually any trust account to check their balance

4. Show other financial products of the company.

5. The latest news

6. Financial Analysis from industry experts

7. Customize the background and the layout of the Application

8. Online Customer Service

In the future, the Company anticipates that the major source of revenue of the JFB Application will be generated from commissions received from trust companies. When a client sets up a trust account, he or she should pay a set up and annual fee for his or her account. The trust company will cooperate with JFB and share some percentage, which has not yet been finalized, of this income with JFB.

Marketing

The main marketing strategy of JFB is to develop various sales channels from our clients, such as insurance broker sales teams, real estate broker sales teams, social group sales teams or security broker sales teams etc. They are all welcome to join the JFB Platform. The Company will utilize the existing business connections of our Officers and Directors in order to market our application initially. Most sales teams do not have IT resources and software to manage their sales. JFB intends to provide IT services and software to help these team leaders manage their teams and bring the JFB application to their end user clients. Thus, team leaders and sales persons can reduce their administration workload from clients.

Future Plans

At present, our activities have been limited to the development of our company website and preliminary efforts to create a sales channel utilizing the existing business connections of our Officers and Directors. Between three and six months following the completion of this offering the Company intends to begin efforts to grow awareness of our mobile application through advertising on various social media platforms, online advertising channels, blogs, and other media which we are currently exploring. This will be an ongoing process going forward.

Additionally, the Company plans to build up a sales team for sale and marketing. It will take some time for recruitment and training and, while we anticipate this process beginning at around two months after completion of this offering, it will be an ongoing process. The Company anticipates recruiting around twenty employees, however this could vary based upon how the operations of the Company progress.

On an ongoing basis the Company will continue to make efforts to upgrade and enhance the functions of the mobile application to cater to the needs of different clients/industries, including setting up an online payment method, online customer service and a more user-friendly base. Around twelve months after the completion of the offering, the Company plans to evaluate and modify the application based upon user feedback.

Employees

As of January 8, 2018, we, Leader Capital Holdings Corp., have two part time employees, all of which make up our Officers and Directors. Additionally, our subsidiary, JFB Internet Service Limited, has hired seven salaried employees comprised of one marketing manager, one accountant, one art designer and four sales administrative assistants.

Currently, our Officers and Directors each have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/ or director.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Competition

Fintech investment service providers has begun to grow rapidly around the world. The mobile applications that are found in the market mostly provide direct services to a single company and the investors can only choose that company’s products. Conversely, JFB can offer different companies products in the application and some tailor-made elements according to the user.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.50. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,500,000 as anticipated.

If 3,000,000 shares (100%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
APP software Development & IT Support	$740,000
Recruiting personnel and hiring staff	$148,000
Marketing Expenses	$424,000
Operating Costs	$148,000
Offering Expenses	$40,000
Total	$1,500,000

If 2,250,000 shares (75%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
APP software Development & IT Support	$552,500
Recruiting personnel and hiring staff	$110,500
Marketing Expenses	$311,500
Operating Costs	$110,500
Offering Expenses	$40,000
Total	$1,125,000

If 1,500,000 shares (50%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
APP software Development & IT Support	$365,000
Recruiting personnel and hiring staff	$73,000
Marketing Expenses	$199,000
Operating Costs	$73,000
Offering Expenses	$40,000
Total	$750,000

If 750,000 shares (25%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
APP software Development & IT Support	$177,500
Recruiting personnel and hiring staff	$35,500
Marketing Expenses	$86,500
Operating Costs	$35,500
Offering Expenses	$40,000
Total	$375,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.50 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.50	$0.50	$0.50
Book Value Per Share Before the Offering	$0.004	$0.004	$0.004
Book Value Per Share After the Offering	$0.007	$0.011	$0.018
Net Increase to Original Shareholder	$0.006	$0.010	$0.017
Decrease in Investment to New Shareholders	$0.493	$0.489	$0.482
Dilution to New Shareholders (%)	98.60%	97.80%	96.40%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$394,176
Net proceeds from this offering	1,500,000
$1,894,176
Denominator:
Shares of common stock outstanding prior to this offering	102,275,395
Shares of common stock to be sold in this offering (100%)	3,000,000
105,275,395

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$394,176
Net proceeds from this offering	750,000
$1,144,176
Denominator:
Shares of common stock outstanding prior to this offering	102,275,395
Shares of common stock to be sold in this offering (50%)	1,500,000
103,775,395

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$394,176
Net proceeds from this offering	375,000
$769,176
Denominator:
Shares of common stock outstanding prior to this offering	102,275,395
Shares of common stock to be sold in this offering (25%)	750,000
103,025,395

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 4,015,395 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 8, 2018 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

“Percent of common stock owned after offering (if all shares are sold)” takes into account the sale of 100% of the Company’s common stock that the Company intends to sell in this offering. If all shares are sold on behalf of the Company there will be 105,275,395 shares of common stock issued and outstanding.

Shareholder Name	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Lin, Yi-Hsiu*	100,000	50,000	50,000	0.05%
First Leader Capital Ltd.***	83,000,000	2,000,000	81,000,000	76.94%
CPN Investment Ltd.****	5,000,000	1,000,000	4,000,000	3.80%
Cheng Shui Fung**	7,000,000	100,000	6,900,000	6.55%
Greenpro Asia Strategic SPC*****	5,000,000	200,000	4,800,000	4.56%
CHANG, FU-YUAN	500,000	10,000	490,000	0.47%
YEN, CHANG-HSIEN	100,000	10,000	90,000	0.09%
LO, HSUEH-MING	250,000	10,000	240,000	0.23%
CHEN, KUO-HSIANG	250,000	10,000	240,000	0.23%
WANG, YI-JEN	10,000	10,000	0	0.00%
JUAN, TZU-HSING	10,000	10,000	0	0.00%
WU, CHIN-TAI	10,000	10,000	0	0.00%
LEE, YU-XIAN	10,000	10,000	0	0.00%
HUNG, MEI-CHEN	20,000	20,000	0	0.00%
HUNG, SHU-TSUNG	10,000	10,000	0	0.00%
WANG, CHUN-JEN	10,000	10,000	0	0.00%
CHEN, NAN-FENG	10,000	10,000	0	0.00%
O YANG, YING-YING	20,000	20,000	0	0.00%
CHENG, WEI-LING	10,000	10,000	0	0.00%
HUANG, WEI-RU	50,000	50,000	0	0.00%
WU, YUEH-HSIA	50,000	50,000	0	0.00%
WANG, KUO-TING	10,000	10,000	0	0.00%
WU, MU-HSIANG	10,000	10,000	0	0.00%
WANG, CHING-NAN	200,000	50,000	150,000	0.14%
WANG, CHING-CHIANG	200,000	50,000	150,000	0.14%
WANG, CHIN-PING	200,000	50,000	150,000	0.14%
CHIANG, CHEN-HUI	25,000	25,000	0	0.00%
WANG, ZHENG	19,995	19,995	0	0.00%
LIU, YANG	10,000	10,000	0	0.00%
DENG, LI DAN	30,000	30,000	0	0.00%
HE, CING MIN	150,000	150,000	0	0.00%
HSU, KUO-HSUN	100	100	0	0.00%
WEN, SHU-YUAN	100	100	0	0.00%
CHIN, CHEN-YUNG	100	100	0	0.00%
SHIH, FU-KUANG	100	100	0	0.00%
Total	102,275,395	4,015,395	98,260,000	93.34%

* Lin, Yi-Hsiu is Chief Executive Officer, President, Secretary, Treasurer, and a Director of the Company.
** Cheng Shui Fung is a Director of the Company.
*** First Leader Capital Ltd. is owned entirely by Mr. Lin, Yi-Hsiu.
**** CPN Investment Ltd. is owned entirely by Mr. Lin, Yi-Hsiu.
***** Greenpro Asia Strategic SPC is controlled and managed by GC Investment Management Limited.

PLAN OF DISTRIBUTION

The Company has 102,275,395 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 3,000,000 shares of its common stock for sale at the price of $0.50 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Lin Yi-Hsiu will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Lin Yi-Hsiu is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Lin Yi-Hsiu will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Lin is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Lin will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Lin Yi-Hsiu will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 3,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.50 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.50 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.50 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than approximately $37,500. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Leader Capital Holdings Corp”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 102,275,395 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by TAAD LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our office is located at Rm. 3, 9F., No.910, Sec. 2, Taiwan Blvd., Xitun Dist., Taichung City 407, Taiwan (R.O.C.). Our office space was provided rent free by our Chief Executive Officer Lin Yi-Hsiu. In November of 2017 the lease was transferred to Leader Capital Holdings Corp. and is for a one year term. In November of 2017 the Company also entered into a three year lease agreement for an additional office space located at Rm. 4, 7F., Dunhua N. Rd. Songshan Dist., Taipei City 105, Taiwan (R.O.C.).

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

The Company has applied for exclusive trademark rights on JFB application logo in Hong Kong on August 2, 2017. These applications are still pending approval as of the date of filing on August 2, 2017.

The Company invested in the investment platform System, namely "JFB", related to providing customer management, without limitation, all Intellectual property Rights and Technical Information. This management system is owned by Leader Capital Holdings Corp.

At present, it should be noted that this investment platform system is finalized and operational at this point in time.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

Name	Age	Position
Lin Yi-Hsiu	49	Chief Executive Officer, President, Secretary, Treasurer, Director
Cheng Shui Fung	55	Director

Lin Yi-Hsiu - Chief Executive Officer, President, Secretary, Treasurer, Director

Mr. Lin graduated from Overseas Chinese University in Taiwan with a Bachelor's Degree in Accounting. From 2007 to 2010, Mr. Lin was the Chief Executive Officer of Yuan-Chin Management Consulting Corp. in Taiwan where his primary duties included the oversight of the administration and marketing department. From 2010 to 2014, he founded and served as Chief Executive Officer of First Fidelity Asset Management Ltd. in Cayman Islands where his responsibilities included the creation of corporate strategies and overall company decisions. The company provided services for Trust Companies as an investment advisor and manager. In 2014, Mr. Lin founded Aquarius Protection Fund SPC in Cayman and currently serves as Chief Executive Officer and President. The Company issues three private funds, and invests in real estate business and private equity. Mr. Lin is responsible for administration, business planning and marketing.

Mr. Lin's experience in the financial industry has led the Board of Director to reach the conclusion that he should serve as Chief Executive Officer, President, Secretary, Treasurer and Director of the Company.

Cheng Shui Fung – Director

Mr. Cheng started his career in the real estate investment industry in 2011 and continues to hold the position of Chief Executive Officer of HF Property Development Limited, a Hong Kong company which provides professional services for investment and skilled migration to European Union and oversea real estate investment. Mr. Cheng is responsible for the development of business strategies, investment decisions and he oversees all of the company's operational activities. Mr. Cheng's experience in management and business development has led the Board of Directors to reach the conclusion that he should serve as a Director of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

*The below figures are in relation to our most recent fiscal year end. It should be noted we were incorporated on March 22, 2017.

Summary Compensation Table:

Name and principal position (a)	Year ended August 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Lin Yi-Hsiu, Chief Executive Officer, President, Secretary, Treasurer, and Director	2017	-	-	-	-	-	-	-	$-

Cheng Shui Fung, Director	2017	-	-	-	-	-	-	-	$-

Compensation of Directors:

Name and principal position (a)	Year ended August 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Lin Yi-Hsiu, Director	2017	-	-	-	-	-	-	-	$-

Cheng Shui Fung, Director	2017	-	-	-	-	-	-	-	$-

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis:

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 8, 2018, the Company has 102,275,395 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Lin Yi-Hsiu *	100,000	0.10%	-	-	0.10%
Cheng Shui Fung **	7,000,000	6.84%			6.84%
5% Shareholders
First Leader Capital Ltd. ***	83,000,000	81.15%	-	-	81.15%
CPN Investment Ltd. ****	5,000,000	4.89%	-	-	4.89%
GreenPro Asia Strategic SPC *****	5,000,000	4.89%	-	-	4.89%

* Lin Yi-Hsiu is Chief Executive Officer, President, Secretary, Treasurer, and a Director of the Company. The address of Lin Yi-Hsiu is Rm. 3, 9F., No.910, Sec. 2, Taiwan Blvd., Xitun Dist., Taichung City 407, Taiwan (R.O.C.).

** Cheng Shui Fung is a Director of the Company. The address of Cheng Shui Fung is Flat C, 23/F, Yee Bo Mans 57-59 Fort St, North Point, Hong Kong.

*** First Leader Capital Ltd. is owned entirely by Lin Yi-Hsiu. The address of First Leader Capital Ltd. is Nerine Chambers, P.O. Box 905, Road Town, Tortola, British Virgin Islands.

**** CPN Investment Ltd. is owned entirely by Lin Yi-Hsiu. The address of CPN Investment Ltd. is Hansa Bank Building, 1st Floor, Landsome Road, The Valley, A1-2640, Anguilla, British West Indies.

***** Greenpro Asia Strategic SPC is controlled and managed by GC Investment Management Limited. The address of Greenpro Asia Strategic SPC is the 4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman KY1-1002 Cayman Islands.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 22, 2017, Mr. Lin Yi-Hsiu was appointed as Chief Executive Officer, President, Secretary, Treasurer and a member of our Board of Directors. Additionally, on June 6, 2016, the company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Lin for initial working capital of $10.

On June 16, 2017, the company issued 83,000,000, 5,000,000, 7,000,000 and 5,000,000 shares of restricted common stock to First Leader Capital Ltd., CPN Investment Ltd., Cheng Shui Fung and Greenpro Asia Strategic SPC respectively, each with par value of $0.0001 per share, for additional working capital of $10,000.

On August 14, 2017, Mr. Cheng Shui Fung was appointed as a member of our Board of Directors.

In regards to all of the above transactions we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

For the Year Ending August 31, 2017
Audit fees	$12,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$12,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

Page
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of August 31, 2017	F-3
Consolidated Statement of Operation from March 22, 2017 (Date Of Inception) to August 31, 2017	F-4
Consolidated Statement of Stockholder’s Equity from March 22, 2017 (Date Of Inception) to August 31, 2017	F-5
Consolidated Statement of Cash Flows from March 22, 2017 (Date Of Inception) to August 31,2017	F-6
Notes to the Consolidated Financial Statements	F-7 – F-9

- F1 -

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Leader Capital Holdings Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Leader Capital Holdings Corp. and subsidiaries as of August 31, 2017, and the related consolidated statement of operations, changes in stockholder’s equity and cash flows for the period from March 22, 2017 to August 31, 2017. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Leader Capital Holdings Corp. as of August 31, 2017 and the related statement of operations, changes in stockholders’ equity and cash flows for the period from March 22, 2017 to August 31, 2017 in conformity with U.S. generally accepted accounting principles.

/s/ TAAD, LLP

Diamond Bar, CA

November 14, 2017

- F2 -

LEADER CAPITAL HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET AS OF AUGUST 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

As of August 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$394,096
Subscription receivable	20,080
TOTAL CURRENT ASSETS	414,176

NON-CURRENT ASSETS
Intangible assets, net	29,500
TOTAL ASSETS	$443,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Due to related company	$20,000

TOTAL LIABILITIES	20,000

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001; Authorized: 200,000,000 None issued and outstanding	-
Common stock – Par value $ 0.0001; Authorized: 600,000,000 Issued and outstanding: 102,275,395 shares as of August 31, 2017	10,228
Additional paid-in capital	434,861
Accumulated deficit	(21,413)
TOTAL STOCKHOLDERS’ EQUITY	423,676

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$443,676

The accompanying notes are an integral part of these consolidated financial statements.

- F3 -

LEADER CAPITAL HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FROM MARCH 22, 2017 (DATE OF INCEPTION) TO AUGUST 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From March 22, 2017 (Date of inception) to August 31, 2017
REVENUE	$-

COST OF REVENUE	-

GROSS PROFIT	-

GENERAL AND ADMINISTRATIVE EXPENSES	(21,413)

LOSS BEFORE INCOME TAX	(21,413)

INCOME TAX PROVISION	-

NET LOSS	$(21,413)

Net loss per share- Basic and diluted	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	47,743,316

The accompanying notes are an integral part of these consolidated financial statements.

- F4 -

LEADER CAPITAL HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

FROM MARCH 22, 2017 (DATE OF INCEPTION) TO AUGUST 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL STOCKHOLDERS’ EQUITY
	Number of shares	Amount
Balance as of March 22, 2017 (Inception)	100,000	$10	$-	$-	$10
Shares issued for founder's shares	100,000,000	10,000	-	-	10,000
Shares issued in private placement completed on August 31, 2017	2,175,395	218	434,861	-	435,079
Net loss	-	-	-	(21,413)	(21,413)
Balance as of August 31, 2017	102,275,395	$10,228	$434,861	$(21,413)	$423,676

The accompanying notes are an integral part of these consolidated financial statements.

- F5 -

LEADER CAPITAL HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM MARCH 22, 2017 (DATE OF INCEPTION) TO AUGUST 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From March 22, 2017 (Date of inception) to August 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,413)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	500
Changes in operating assets and liabilities:
Due to a related company	20,000

Net cash used in operating activities	(913)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Intangible assets	(30,000)

Net cash used in investing activities	(30,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance	445,089
Subscription receivable	(20,080)

Net cash provided from financing activities	425,009

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	394,096
Cash and cash equivalents, beginning of period	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$394,096

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these consolidated financial statements.

- F6-

LEADER CAPITAL HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

For the Year ended August 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

Leader Capital Holdings Corp. was incorporated on March 22, 2017 under the laws of the state of Nevada.

The Company, through its subsidiaries, mainly engages in the provision of investment platform services with the use of a mobile application.

Company name	Place/date of incorporation	Principal activities

1. Leader Financial Group Limited	Seychelles / March 6, 2017	Investment Holding

2. JFB Internet Service Limited	Hong Kong / July 6, 2017	Provide an Investment platform

We are a development-stage company with a fiscal year end of August 31. At this moment, we operate exclusively through our wholly owned subsidiaries Leader Financial Group Limited and JFB Internet Service Limited, and share the same business plan of our subsidiaries which is to provide services through a mobile application investment platform.

Leader Capital Holdings Corp. and its subsidiaries are hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Leader Capital Holdings Corp. and its subsidiaries for the period from March 22, 2017 (Inception) to August 31, 2017 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Leader Capital Holdings Corp. and its wholly owned subsidiaries, Leader Financial Group Limited and JFB Internet Service Limited. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted August 31 as its fiscal year end.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Software Development Costs

The Company expense software development costs, including costs to develop software products or the software component of products to be marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached shortly before the release of such products and as a result, development costs that meet the criteria for capitalization were not material for the periods presented.

We capitalize development costs related to these software applications once the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the function intended. Costs capitalized for developing such software applications were not material for the periods presented.

Intangible asset

All of our intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit which is 5 years.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. There was no impairment losses recorded on intangible assets for the period ended August 31, 2017.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong. The Company is subject to tax in Hong Kong jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the Hong Kong tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

- F7 -

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Seychelles and Hong Kong maintains its books and record in United States Dollars (“US$”) and Hong Kong Dollars (“HK$”) respectively, and Hong Kong Dollars is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of retained earnings.

Translation of amounts from HK$ into US$1 has been made at the following exchange rates for the respective periods:

As of and for the period ended August 31, 2017

Year-end / average HK$ : US$1 exchange rate	7.80

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3. RELATED PARTY TRANSACTIONS

From March 22, 2017 to August 31, 2017
Incorporation fee:
- Related Party A	$20,000

Related party A is Greenpro Financial Consulting Limited. Directors of related party A are the investment managers of Greenpro Asia Strategic SPC-Greenpro Asia Strategic SP, Mr. Lee Chong Kuang and Mr. Loke Che Chan. This fee will be due to related party A upon receipt of an invoice. Mr. Lin paid on behalf of the Company for the incorporation fee to related party A as of August 31, 2017.

4. AMOUNT DUE TO A RELATED COMPANY

As of August 31, 2017, the balance $20,000 represented an outstanding payable to a related company, which paid the Company’s incorporation fee. Directors of the related company are the Company’s director, Mr. Lin.

- F8 -

5. INCOME TAXES

From the date of inception March 22, 2017 to period ended August 31, 2017, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

From March 22, 2017 to August 31, 2017

Tax jurisdictions from:
- United States of American	$(21,413)
- Foreign, representing
Seychelles	-
Hong Kong	-
Loss before income tax	$(21,413)

The provision for income taxes consisted of the following:

From March 22, 2017 to August 31, 2017
Current:
- Local	$-
- Foreign	-
Deferred:
- Local	-
- Foreign	-

Income tax expense	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of August 31, 2017, the operations in the United States of America incurred $21,413 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2037, if unutilized. The Company has provided for a full valuation allowance of $7,320 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Seychelles, Leader Financial Group Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. Leader Financial Group Limited did not do business in Seychelles from inception to August 31, 2017, and it does not intend to do business in Seychelles in the future.

Hong Kong

JFB Internet Service Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income. From inception to August 31, 2017, JFB Internet Service Limited did not do business in Hong Kong and the company intends to do business in Hong Kong in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of August 31, 2017:

From March 22, 2017 to August 31, 2017
Deferred tax assets:
Net operating loss carryforwards
-United States of America	$7,320
-Hong Kong	-
7,320
Less: valuation allowance	(7,320)
Deferred tax assets	-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $7,320 as of August 31, 2017.

6. INTANGIBLE ASSETS

On August 4 2017, JFB HK, a wholly owned subsidiary of the Company, acquired an investment platform that connects investor with other financial service providers in an effort to sharpen operational efficiency and respond to customer demands for more innovative services from a related company which is wholly owned by Mr. Lin at a purchase price of $30,000. As of August 31 , 2017, the Company's investment platform has been launched and there was amortization incurred for the period ended August 31, 2017.

According to provisions of FASB ASC 805-50-30 Transactions Between Commonly Controlled Entities, when accounting for transfers of intangible assets between entities under common control, the entity that receives the net intangible assets is required to measure the recognized assets transferred at their carry amounts in the accounts of the transferring entity at the date of the transfer and the value recorded is from historical carrying value. Amortization expense for intangible assets was $500 for the period ended August 31, 2017 and the net value of the intangible asset is $29,500.

7. SUBSCRIPTION RECEIVABLE

The Company has issued 100,400 shares of restricted common stock at a price of $0.20 per share to shareholders who, as of August 31, 2017, has not yet paid up the full subscription amount of $20,080 to the Company. As of August 31, 2017, the Company has a subscription receivable of $20,080.

Subsequently, the Company received all the subscription receivable in early September. (See Note 10)

8. COMMON STOCK

On March 22, 2017, the company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Lin for initial working capital of $10.

On June 16, 2017, the company issued 83,000,000, 5,000,000, 7,000,000 and 5,000,000 shares of restricted common stock to First Leader Capital Ltd., CPN Investment Ltd., Cheng Shui Fung and Greenpro Asia Strategic SPC respectively, each with par value of $0.0001 per share, for additional working capital of $10,000.

In July, 2017 the Company sold shares to 22 shareholders, all of which reside in China, Hong Kong and Taiwan. A total of 1,474,995 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $294,999. The proceeds will be used as working capital.

In August, 2017 the Company sold shares to 8 shareholders, all of which reside in China, Hong Kong and Taiwan. A total of 700,400 shares of restricted common stock were sold at a price of $0.20 per share. The proceeds will be used as working capital.

As of August 31, 2017, the Company has 102,275,395 shares issued and outstanding. There are no shares of preferred stock issued and outstanding.

9. COMMITMENTS AND CONTINGENCIES

As of August 31, 2017, the Company has no commitments or contingencies involved.

10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after August 31, 2017 up through the date the Company issued the audited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

From September 1, 2017 to September 6, 2017, the Company received a total of $20,080 in cash which is the subscription receivable from investors who reside in Taiwan for total subscription of 100,400 restricted shares of the Company at a price of $0.20 in August.

- F9 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$$436.71
Auditor Fees and Expenses	$12,000.00
Consulting Fees and Related Expenses	$23,500.00
Transfer Agent Fees	$1,500.00
TOTAL	$37,436.71

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On March 22, 2017, the company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Lin for initial working capital of $10.

On June 16, 2017, the company issued 83,000,000, 5,000,000, 7,000,000 and 5,000,000 shares of restricted common stock to First Leader Capital Ltd., CPN Investment Ltd., Cheng Shui Fung and Greenpro Asia Strategic SPC respectively, each with par value of $0.0001 per share, for additional working capital of $10,000.

In July, 2017 the Company sold shares to 22 shareholders, all of which reside in China, Hong Kong and Taiwan. A total of 1,474,995 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $294,999. The proceeds will be used as working capital.

In August, 2017 the Company sold shares to 8 shareholders, all of which reside in China, Hong Kong and Taiwan. A total of 700,400 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $140,080. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on March 22, 2017 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Lease Agreement for Taichung Office (1) *
10.2	Lease Agreement for Taipei Office (1) *
23.1	Consent of Independent Accounting Firm “TAAD LLP” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.
*	This exhibit has been translated from Mandarin into English.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Taichung City, Taiwan on January 8, 2018.

Leader Capital Holdings Corp

By: /s/ Lin Yi-Hsiu
Name: Lin Yi-Hsiu
Title: Chief Executive Officer, President, Secretary, Treasurer, Director Date: January 8, 2018

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Lin Yi-Hsiu  Signature: /s/ Lin Yi-Hsiu  Title: Chief Executive Officer, President, Secretary, Treasurer and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer) Date: January 8, 2018

Name: Cheng Shui Fung Signature: /s/ Cheng Shui Fung  Title: Director  Date: January 8, 2018